                                                                Exhibit 12.3

                                   XTRA, INC.
      STATEMENT OF THE CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Millions of dollars)

                                                                                                  Six Months Ended
                                               FISCAL YEAR ENDED SEPTEMBER 30,                     March 31, 1997
                                      --------------------------------------------------       -------------------------
                                       1992       1993      1994       1995       1996
                                      --------  --------- --------  ---------  ---------
EARNINGS
Income before provision for income
 taxes..............................  $44.3     $ 72.4    $ 98.4     $ 97.9     $ 68.9                     $34.1
Add: Fixed charges .................   25.5       44.0      36.1       41.8       66.2                      31.2
                                      --------  --------- --------  ---------  ---------                  -------
                                      $69.8     $116.4    $134.5     $139.7     $135.1                     $65.3
                                      --------  --------- --------  ---------  ---------                  -------
                                      --------  --------- --------  ---------  ---------                  -------

FIXED CHARGES
Interest expense....................  $21.1     $ 38.8    $ 33.9     $ 41.4     $ 66.0                     $31.1
Interest portion of rent expense....    4.4        5.2       2.2        0.4        0.2                       0.1
                                      --------  --------- --------  ---------  ---------                  -------
                                      $25.5     $ 44.0    $ 36.1     $ 41.8     $ 66.2                     $31.2
                                      --------  --------- --------  ---------  ---------                  -------
                                      --------  --------- --------  ---------  ---------                  -------
Ratio of earnings to fixed charges...   2.7x       2.6x      3.7x       3.3x       2.0x                      2.1x
                                      --------  --------- --------- ---------  ---------                  -------
                                      --------  --------- --------- ---------  ---------                  -------

Note: For purposes of computing the ratio of earnings to fixed charges, "earnings" represents income from operations before taxes plus fixed charges. "Fixed charges" for operations consist of interest on indebtedness and the portion of rental expense which represents interest.